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                                                                    EXHIBIT-23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statements of Conseco, Inc. (File Nos. 33-57079, 33-56901, 33-57931, 33-40556,
33-58710, 33-58712, 333-10297, 333-18037, 333-18581, 333-19783, 333-23251,
333-28305, 333-32615, 333- 32617, 333-32621, 333-83607, 333-51123, 333-83465,
333-85825 and 333-94683) of our report dated April 13, 2000, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.



                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP



Indianapolis, Indiana
April 13, 2000